EXHIBIT 99.1

       SPECTRUM SCIENCES ANNOUNCES $41.7 MILLION CONTRACT FOR OPERATIONS AND
                              MAINTENANCE EXTENDED

    PLANNED EXTENSION OF ITS CURRENT GILA BEND AFAF - BARRY M. GOLDWATER RANGE
                                CONTRACT UNDERWAY


     FORT WALTON BEACH, Fla.--(BUSINESS WIRE)--March 11, 2004-- Spectrum Sciences & Software Holdings Corp. (OTCBB:SPSC - News) announces the award of the new contract for the Operations and Maintenance (O&M) of the Gila Bend Auxiliary Airfield (GBAFAF) and the Barry M. Goldwater Range (BMGR), scheduled to start May 1, 2004, has been delayed. In order to prevent a potential loss of services, the Government has given preliminary notice of its intention to extend the subject contract for up to 6 additional months. A Bid Protest has been lodged by one of the competing contractors under the solicitation. The protest has been submitted to the GAO as Bid Protest B- 293582.001 and is awaiting resolution. The GAO has assigned a due date of no later than April 26, 2004 for ruling on the protest.

     "Though we've been awaiting the contract award announcement, this extension reflects the Government's continued satisfaction with Spectrum's superior performance over nearly 5 years under the current contract," stated Mr. William Ham, Spectrum's Executive Vice President. He goes on to state, "As the new contract will incorporate many changes over the current contract, Spectrum, as the incumbent, has submitted an aggressive proposal which we feel will be favorably considered for award."

     As described in a February 23, 2004 article in the Tucson Citizen (which can be found in its entirety at http://www.specsci.com/newspub_invest.asp ), the Barry M. Goldwater Air Force Range is considered the linchpin of military air training in Arizona, valued by pilots for its vastness and versatility and by several communities as a key economic asset. "I call it the 'Jewel of the Nile,'" said Luke Air Force Base's commander, Brig. Gen. Philip Breedlove. "It's the centerpiece for training in this whole state. It's the best training range in the world for young fighter pilots."

     Breedlove goes on to state that the value of the range has been amply demonstrated by the success of the pilots who have trained there. In the 1991 Persian Gulf War, 50 percent of the F-16 pilots, most F-15 pilots and all of the A-10 pilots who helped defeat Iraq trained on the range, the Air Force says. Most of the Navy and Marine Corps' F/A-18 and AV-8B aircrews also trained on the range. All the F-16 and A-10 pilots involved in the Iraq war trained there. As the operators and maintainers of this 1.6 million-acre complex, Spectrum Sciences is proud of its continued contribution to the readiness of America's war fighters and looks forward to many more years of operating this complex.

About  Spectrum  Sciences  &  Software  Holdings  Corp.

     Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and


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manufacturing.  Spectrum  provides  and maintains Software Model Development and
Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. Spectrum also operates and manages the largest air-to- ground bombing range in the United States, located in Gila Bend, Arizona. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001:2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. The company has, or has had, contracts with the United States Air Force, including the Air Combat Command
(ACC), the Air Force Reserve Command (AFRC); the Air Force Special Operations Command (AFSOC); the Air National Guard (ANG); the Department of Navy, including United States Navy (USN); United States Marine Corps (USMC); the Royal Australian Air Force (RAAF); the Royal Air Force (RAF) and the German Air Force
(GAF). To find out more about Spectrum, visit our website at http://www.specsci.com .

Cautionary  Statement  and  Advertorial  Disclaimer

     This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

--------------------------------------------------------------------------------
Contact:

     Spectrum  Sciences  &  Software  Holdings  Corp.,
     Fort  Walton  Beach
     Steve  Cook,  800-368-5278  ext  44.
     steve.cook@specsci.com


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